UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 4, 2007

Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(404) 842-2600

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 4, 2007, the Company entered into a one year $15,000,000 Revolving Credit Facility with Bank of America, N.A. The Credit Facility has a $5,000,000 sub-limit for the issuance of standby letters of credit. During the term of the Credit Facility, at the Company’s request, the credit limit may be increased to $25,000,000, provided that Bank of America consents to such increase.
     At the Company’s option, amounts outstanding under the Credit Facility shall bear interest at (i) the greater of Bank of America’s prime rate or the Federal funds rate, plus a Margin (as defined below); or (ii) the LIBOR rate, plus a Margin. The amount of the Margin will be based upon the Company’s Leverage Ratio (which is the ratio of Total Funded Debt to EBITDA, as each term is defined in the Credit Facility). If the Company’s Leverage Ratio is less than or equal to 1 to 1, the Margin will be 1.25%. If the Company’s Leverage Ratio is greater than 1 to 1, the Margin will be 1.50%. The Credit Facility requires the Company to maintain a Leverage Ratio not to exceed 1.5 to 1 and a Basic Fixed Charge Coverage Ratio (which is the ratio of (i) the sum of EBITDA minus the sum of taxes and dividends, to (ii) the sum of interest expense, the current portion of long term debt and the current portion of capitalized lease obligations) of at least 2 to 1. In addition, the Company must pay a facility fee equal to 0.25% of the unused portion of the Credit Facility, which amount is payable quarterly in arrears. Interest payments under the Credit Facility must be made not less frequently than quarterly.
     Upon termination of the Credit Facility, the Company may request that Bank of America convert all amounts then outstanding into a three year term loan. In the event that Bank of America consents to such conversion, the Company will be required to amortize the outstanding borrowings under the Credit Facility and make quarterly payments of principal and interest. Such term loan will also require the Company to make annual pre-payments equal to 50% its Excess Cash Flow (which is EBITDA minus the sum of interest expense, taxes, dividends, capital expenditures, principal payments of long term debt and payments of capitalized lease obligations) in the event the Company’s Leverage Ratio is greater than 1 to 1 during any year in which amounts under such term loan remain outstanding.
     The Credit Facility is secured by all of the Company’s assets, including the Company’s equity interests in its subsidiaries, and is also guaranteed by the Company’s subsidiaries.
Item 2.02. Results of Operations and Financial Condition.
     On October 10, 2007, the Company issued a press release regarding its results of operations and financial condition for its second quarter ended August 31, 2007. The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 10, 2007 of Premier Exhibitions, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: October 10, 2007	By:	/s/ Arnie Geller

Arnie Geller, Chairman